Exhibit 1

Articles of Incorporation of

GPC Biotech AG

I.

General Provisions

§ 1

Business name, registered office, life

(1)	The business name of the company shall be:

GPC Biotech AG

(2)	The company shall maintain its registered office in Martinsried, Municipality of Planegg.

(3)	The life of the company shall not be limited to a specified time.

§ 2

Purpose of the company

(1)	The purpose of the company shall be research, development and application of technologies and methods for the study of biological material, the functional analysis of identified gene products and commercial exploitation thereof for development of diagnostics and pharmaceutical products, the furnishing of services associated therewith and the issuance of licenses as well as the manufacture and sale of pharmaceuticals.

(2)	The company shall be entitled to conduct all transactions that are directly or indirectly suitable for serving the company’s purpose. It shall be entitled to establish branch offices and/or subsidiaries in Germany and other countries as well as to acquire equity interests.

§ 3

Fiscal year

The fiscal year of the company shall be the calendar year.

§ 4

Announcements

The announcements of the company shall be made exclusively in the electronic Bundesanzeiger [German Federal Gazette].

II.

Capital stock and shares

§ 5

Capital stock

(1)	The capital stock of the company shall amount to

€ 33,011,757

(in words: thirty three million eleven thousand seven hundred fity-seven Euros)

and shall be divided into 33,011,757 individual shares.

(2)	The capital stock of the company shall be conditionally increased by up to € 447,620, divided into up to 447,620 individual bearer shares. The conditional capital increase shall be used to grant exchange privileges to beneficial owners of option certificates, the issuance of which was adopted in principle by the General Meeting of Shareholders on 08 December 1997. The conditional capital increase shall become final only to the extent that the beneficial owners of the option certificates make use of their option right. The shares created from exercised option rights shall be dividend-entitled from the beginning of the fiscal year in which they were created by exercise of the option right.

(3)	The capital stock of the company shall be conditionally increased (conditional capital III) by a further amount of up to € 49,000 (in words: forty-nine thousand Euros) by issuance of up to 49,000 ordinary registered shares, to cover stock options that were granted pursuant to Agenda Item 10.1 of the General Meeting of Shareholders of 3 May 2000. The preemptive shares shall be entitled to dividends effective the beginning of the fiscal year in which they were issued. The increase in capital of the company shall take place only to the extent that stock options were issued from the conditional capital and the beneficial owners of stock options make use of their option right. The Management Board shall be authorized with the approval of the Supervisory Board to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt § 5 Par. 1 and Par. 3 of the Articles of Incorporation accordingly after complete or partial issuance of the preemptive shares.

(4a)	The capital stock of the company shall be conditionally increased by up to € 661,391 by issuance of up to 661,391 individual bearer shares. The conditional capital increase shall be used to grant subscription rights to members of the Management Board, to members of the general management and to employees of the company and of affiliated companies as provided by the shareholders’ resolution of 05 June 2001 under Agenda Item 7 (1) of the agenda. The conditional capital increase shall be implemented only to the extent that the owners of subscription rights make use of their right. The shares shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt the wording of § 5 Par. 4a of the Articles of Incorporation accordingly after complete or partial issuance of the preemptive shares.

(4b)

The capital stock shall be conditionally increased (conditional capital V) by up to € 42,500, divided into up to 42,500 individual bearer shares. The conditional capital increase is intended exclusively for issuance of convertible bonds to members of the Supervisory Board of the company as provided in more detail by the terms of the shareholders’ resolution at the Ordinary General Meeting of 5 June 2001 (Agenda Item 8).

The shares shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of the subscription rights. The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4c)	The capital stock of the company shall be conditionally increased (conditional capital VI) by up to € 711,865, by issuance of up to 711,865 individual bearer shares. The conditional capital increase shall be used to grant subscription rights to members of the Management Board and to employees of the company and of affiliated companies in Germany and other countries as provided by the shareholders’ resolution of 11 June 2002 under Agenda Item 6 (1). The conditional capital increase shall be implemented only to the extent that the holders of subscription rights make use of their right. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation accordingly after complete or partial issuance of the preemptive shares.

(4d)	The capital stock of the company shall be conditionally increased by up to € 500,000 by issuance of up to 500,000 new individual bearer shares (conditional capital VII). The conditional capital increase shall be used to grant conversion privileges to members of the Management Board, to members of general management bodies and to executives of the company and of subordinate affiliated companies in Germany and other countries and also to consultants as provided respectively in more detail by the terms of the shareholders’ authorization resolution at the General Meeting of 11 June 2002 (Agenda Item 7 (1)). The conditional capital increase shall be implemented only to the extent that the owners of conversion privileges make use of their privilege. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4e)	The capital stock of the company shall be conditionally increased by up to € 6,000,000 by issuance of up to 6,000,000 individual bearer shares.

The conditional capital increase shall be implemented only to the extent that the holders or obligees of conversion privileges or warrants that are attached to the convertible bonds or option bonds to be issued by GPC Biotech AG on the basis of the shareholders’ authorization resolution of the General Meeting of 8 June 2005 make use of their conversion privileges or option rights or those holders of convertible bonds issued by the company or its direct or indirect majority-owned associated companies in Germany and other countries up to 31 May 2010 who are obligated to exercise conversion honor their conversion obligation.

The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board shall be authorized to fix the further particulars of how a conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt § 5 Par. 4e of the Articles of Incorporation accordingly after complete or partial issuance of the preemptive shares.

(4f)

The capital stock shall be conditionally increased by up to € 115,027, divided into up to 115,027 individual bearer shares. The conditional capital increase shall be used exclusively to grant conversion privileges to members of the Supervisory Board of the company as provided in more detail by the terms of the shareholders’ resolution of 21

May 2003 (Agenda Item 6 (1)). The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of conversion privileges.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4g)	The capital stock of the company shall be conditionally increased by up to € 200,000, divided into up to 200,000 individual bearer shares. The conditional capital increase shall be used to grant conversion privileges to members of the Management Board of the company, to members of general management bodies and to executives of the company and of subordinate affiliated companies in Germany and other countries and also to consultants as provided respectively in more detail by the terms of the shareholders’ authorization resolution at the General Meeting of 21 May 2003 (Agenda Item 7 (1)). The conditional capital increase shall be implemented only to the extent that the holders of conversion privileges make use of their privileges. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of conversion privileges.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4h)

The capital stock of the company shall be conditionally increased by up to € 950,000, divided into up to 950,000 individual bearer shares. The conditional capital increase shall be used to grant conversion privileges to members of the general management and executives of the company and of subordinate affiliated companies in Germany and other countries as provided respectively in more detail by the terms of the shareholders’ authorization resolution at the General Meeting of 31 August 2004 (Agenda Item 7 (1)). The conditional capital increase shall be implemented only to the extent that the holders of conversion privileges make use of their privileges. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of conversion privileges.

The Management Board and – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4i)	The capital stock of the company shall be conditionally increased by up to € 850,000, by issuance of up to 850,000 new individual bearer shares. The conditional capital increase shall be used to grant subscription rights to members of the general management and employees of the company and of subordinate affiliated companies in Germany and other countries as provided by the terms of the shareholders’ authorization resolution at the General Meeting of 31 August 2004 (Agenda Item 8 (1)). The conditional capital increase shall be implemented only to the extent that the holders of conversion privileges make use of their privileges. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4j)

The capital stock of the company shall be conditionally increased by up to € 900,000, divided into up to 900,000 individual bearer shares. The conditional capital increase shall be used to grant conversion privileges to members of the general management and executives as well as to employees and consultants of the company and of subordinate affiliated companies in Germany and other countries as respectively provided in more detail by the terms of the shareholders’ authorization resolution at the General Meeting of 08 June 2005 under Agenda Item 7 (1). The conditional capital increase shall be implemented only to the extent that the holders of conversion privileges make use of their privileges. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board and – if the Management Board itself is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(4k)	The capital stock of the company shall be conditionally increased by up to € 225,000, by issuance of up to 225,000 new individual bearer shares. The conditional capital increase shall be used to grant subscription rights to employees of the company and of subordinate affiliated companies in Germany and other countries as provided by the terms of the shareholders’ authorization resolution at the General Meeting of 08 June 2005 under Agenda Item 8 (1). The conditional capital increase shall be implemented only to the extent that the holders of subscription rights make use of their rights. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they were created by exercise before the beginning of the Ordinary General Meeting of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the utilization of the conditional capital.

(5)	Subject to approval of the Supervisory Board, the Management Board shall be authorized to increase the capital stock of the company by a further amount of up to € 264,130 (in words: two hundred sixty-four thousand one hundred thirty Euros) (authorized capital) before 30 April 2005 by issuance, in one or more blocks, of up to 264,130 more new individual bearer shares in return for contributions in cash or assets. The Management Board shall be authorized, subject to approval of the Supervisory Board, to decide on the content of the respective share rights and on the other terms of the share issue.

a)	In the case of partial utilization of the authorization for one of the following purposes, the legal subscription right shall be excluded:

(1)	In the amount of up to € 110,750 in total (in words: one hundred ten thousand seven hundred fifty Euros) by issuance of up to 110,750 new individual bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock options, which rights were issued on the basis of the shareholders’ resolution under Agenda Item 8 of 12 May 1999 to members of the Supervisory Board or to consultants;

(2)	in the amount of up to € 556,170 (in words: five hundred fifty-six thousand one hundred seventy Euros) in total by issuance of up to 556,170 new individual bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock options, which rights were issued on the basis of the shareholders’ resolution under Agenda Item 8 of 12 May 1999 to members of the Management Board, to members of general management of subsidiaries or to employees of the company;

(3)	in the amount of up to € 1,201,000 in total by issuance of up to 1,201,000 new individual bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock options, which rights were issued on the basis of the shareholders’ resolution under Agenda Items 10.1 and 10.2 of 3 May 2000 to members of the Management Board, to members of general management of subsidiaries, to members of the Supervisory Board, to consultants or to employees of the company;

(4)	in the amount of up to € 264,275 in total (in words: two hundred sixty-four thousand two hundred seventy-five Euros) by issuance of up to 264,275 individual bearer shares to holders of options and warrants of the former Mitotix, Inc. as well as to former shareholders of Mitotix, Inc. who, on the basis of the merger of March 2000, are entitled to be granted shares of the company in return for contribution of cash or assets;

(5)	provided the proportion of the capital stock assigned to the new shares for which the subscription right is excluded does not exceed 10% of the capital stock in total and the amount for which the new shares are issued is not substantially below the exchange quotation.

b)	Subject to approval of the Supervisory Board, the Management Board shall be further authorized to exclude the subscription right of the shareholders in the following cases:

(1)	to compensate for fractional amounts;

(2)	if the capital increase is undertaken for the purpose of conversion or acquisition of companies or of equity interests in companies by way of contribution of assets.

c)	The Supervisory Board shall be authorized to adapt § 5 of the Articles of Incorporation to correspond to exercise of the authorized capital.

(6)	Reserved.

as of the effective date of this authorization and the amount for which the new shares are issued is not substantially below the exchange quotation. New shares and bond certificates issued on the basis of § 5 Par. 5 of the Articles of Incorporation and of the authorization in Agenda Item 8 of this General Meeting of Shareholders and subject to exclusion of the subscription right by application of § 186 Par. 3 Sentence 4 of the Stock Corporation Act shall count against the 10% limit.

The Management Board shall be authorized, subject to approval of the Supervisory Board, to decide on the further content of the share rights and on the terms of the share issue.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the respective utilization of the authorized capital II.

(7)	Subject to approval of the Supervisory Board, the Management Board shall be authorized to increase the capital stock of the company (“authorized capital I/2004”) by up to € 1,589,403 in total by 31 August 2009 by issuance, in one or more blocks, of up to 1, 589,403 new individual bearer shares in return for contributions in cash.

The Management Board shall be further authorized, subject to approval of the Supervisory Board, to exclude the legal subscription right of the shareholders to one or more blocks,

•	if necessary to guarantee subscription rights to beneficial owners of stock options that were issued on the basis of shareholders’ authorizations of the General Meetings of 12 May 1999 (Agenda Item 8) and 3 May 2000 (Agenda Item 10.1) to members of the Management Board, members of the general management of subsidiaries, employees of the company and consultants; and

•	if necessary to guarantee subscription rights to holders of options and warrants of the former Mitotix, Inc. as well as to former shareholders of Mitotix, Inc., who, on the basis of the shareholders’ authorization of the Extraordinary General Meeting of 3 March 2000 (Agenda Item 3) […]

Subject to approval of the Supervisory Board, the Management Board – or, if the Management Board is affected, the Supervisory Board alone – shall be authorized to decide on the further content of the terms governing the share rights of the share issue.

If new shares are issued, a dividend entitlement deviating from § 60 Par. 2 Sentence 3 of the Stock Corporation Act may be established therefor.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the respective utilization of the approved capital I/2004.

(8)	Subject to approval of the Supervisory Board, the Management Board shall be authorized to increase the capital stock of the company (“authorized capital II/2004”) by up to EUR 7,262,937 by 31 August 2009 by issuance, in one or more blocks, of up to 7,262,937 individual bearer shares in return for contributions in cash and/or assets.

If the capital increase is to be implemented in return for contributions in cash, the Management Board shall be permitted to make use of the authorization in one or more blocks only in the amount of up to EUR 5,262,937.

The Management Board shall be authorized, subject to approval of the Supervisory Board, to exclude the legal subscription right of the shareholders to one or more blocks,

•	if the new shares are issued in return for contributions in assets;

•	in the amount of EUR 7,000,000 for the purpose of listing the shares of the company on a foreign securities exchange or of expanding the presence in foreign financial markets, and in this connection also for covering a multiple allotment option granted to the issuing bank; and

•	in the case of a capital increase in return for contributions in cash, if the issue amount is not substantially below the exchange price; however, this authorization shall be applicable only with the proviso that the shares issued under exclusion of the subscription right according to § 186 Par. 3 Sentence 4 of the Stock Corporation Act shall not exceed 10% of the capital stock in total and, in fact, neither at the time when this authorization becomes effective nor at the time when it is exercised, and only to the extent that no use has been made, under exclusion of the subscription right of the shareholders and under application of § 186 Par. 3 Sentence 4 of the Stock Corporation Act, of the shareholders’ authorizations to issue shares and debentures resolved according to Agenda Items 5 and 8 of the General Meeting of 11 June 2002; and

•	to exclude fractional amounts from the subscription right.

The Management Board shall be authorized, subject to approval of the Supervisory Board, to decide on the further content of the terms governing the share rights of the share issue.

If new shares are issued, a dividend entitlement deviating from § 60 Par. 2 Sentence 3 of the Stock Corporation Act may be established therefor.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Incorporation to correspond to the respective utilization of the authorized capital II/2004.

§ 6

Shares

(1)	The shares shall be bearer shares.

(2)	If any resolution to increase the capital does not contain a provision as to whether the new shares should be bearer or registered shares, they shall also be bearer shares.

(3)	In any resolution to increase the capital, it shall be permissible to set the dividend entitlement of new shares at a percentage different from that in § 60 Par. 2 Sentence 3 of the Stock Corporation Act.

(4)	Subject to approval of the Supervisory Board, the Management Board shall set the form of the share documents as well as the dividend coupon and renewal coupon. It shall be permissible to draw up unified documents covering several shares. Individual certification of shares shall be excluded.

III.

The Management Board

§ 7

Composition and general management

(1)	The Management Board of the company shall be made up of one or more persons. The number of members of the Management Board shall be determined by the Supervisory Board. The Supervisory Board may appoint a chief executive officer as well as a deputy chief executive officer if the Management Board is made up of more than two persons. Even if the capital stock amounts to more than € 3 million, the Supervisory Board may rule that the Management Board be made up of only one person. Deputy Management Board members may also be appointed; as regards representation of the company to outside parties, they shall have the same rights as the ordinary members of the Management Board.

(2)	The members of the Management Board shall be appointed by the Supervisory Board for at most 5 years.

(3)	The Management Board shall be obligated to conduct the business of the company as provided by law, the Articles of Incorporation and the rules of internal procedure.

§ 8

Rules of internal procedure and adoption of resolutions

(1)	Resolutions of the Management Board shall be adopted by simple majority. If a vote is tied, the motion shall be deemed to be defeated.

(2)	The Management Board may draw up its own rules of internal procedure, unless the Supervisory Board has passed rules of internal procedure for the Management Board. The rules of internal procedure shall require a unanimous resolution of the members of the Management Board and approval of the Supervisory Board.

(3)	The Supervisory Board may provide, in the rules of internal procedure or in individual cases, that certain transactions of the Management Board require the approval of the Supervisory Board in the internal relationship.

§ 9

Representation

(1)	If only one Management Board member has been appointed, he shall represent the company solely.

If several Management Board members have been appointed, the company shall be represented collectively by two Management Board members or by one Management Board member together with an authorized officer. The Supervisory Board may grant sole representation authority to one or more Management Board members.

(2)	The Supervisory Board may pass resolutions to grant one or more members of the Management Board general or situation-specific authority to represent the company without restriction when undertaking legal transactions with himself or themselves as the representative of a third party.

IV.

The Supervisory Board

§ 10

Composition and term of office

(1)	The Supervisory Board shall be made up of six members.

(2)	If the General Meeting of Shareholders does not resolve, during the election, on a shorter term for particular members to be elected by it or for the entire Supervisory Board, the Advisory Board members shall be appointed until the end of the Ordinary General Meeting of Shareholders that resolves on ratification for the second fiscal year after the beginning of the term in office. The year in which the term in office begins shall not be taken into account.

(3)	A substitute member may be elected for each Supervisory Board member.

(4)	If a substitute member replaces a resigned member, his term of office shall expire with the end of the General Meeting of Shareholders in which a supplementary election pursuant to Par. 5 is held, but at the latest with expiration of the term of the resigned Supervisory Board member.

(5)	Supplementary elections shall be held for the remaining term in office of the resigned member.

(6)	Each member and the substitute members of the Supervisory Board may resign their office by a written declaration, to be addressed to the Chairman of the Supervisory Board or to the Management Board, in each case giving notice of one month to the end of a month.

§ 11

Declarations of intent of the Supervisory Board

(1)	Declarations of intent of the Supervisory Board shall be delivered in the name of the Supervisory Board by the Chairman or, if he is indisposed, by his deputy.

(2)	The permanent representative of the Supervisory Board before third parties, especially before courts and authorities as well as before the Management Board, shall be the Chairman or, if he is indisposed, his deputy.

§ 12

Chairman and deputy

(1)	The General Meeting at which the Supervisory Board Members standing for election by the shareholders were newly elected shall be followed by a Supervisory Board meeting, for which a written invitation shall not be required. In that meeting the Supervisory Board shall elect a chairman and deputy.

(2)	Should the chairman or his deputy resign prematurely from office, the Supervisory Board shall be obligated without delay to hold a new election for the remaining term in office of the party who resigned.

§ 13

Call for meetings and adoption of resolutions

(1)	The Supervisory Board may draw up its own rules of internal procedure. The call for meetings, the quorum and adoption of resolutions shall be governed by the following provisions; additional provisions in this regard may be included in the rules of internal procedure.

(2)	The meetings of the Supervisory Board shall be called in writing by the chairman of the Supervisory Board with notice of two weeks. The date on which the invitation was sent out and the date of the meeting shall not be taken into account in calculating this period. In urgent cases, the chairman may shorten the period and call the meeting orally, by telephone, by telegraph, by way of telecommunication by e-mail or by fax. In the case of § 13 Par. 2 Sentence 3, resolutions on a motion of at least one Supervisory Board member shall require confirmation by the next ordinary Supervisory Board meeting.

(3)	If the Supervisory Board chairman arranges for adoption of a resolution by mail, telegraphic, telephone or fax vote, this procedure shall be permissible if no member objects to it within a reasonable time set by the chairman. Resolutions adopted by telephone shall be subsequently confirmed in writing.

(4)	The meetings of the Supervisory Board shall be controlled by the Supervisory Board chairman or, if he is indisposed, by his deputy. The Management Board may participate with advisory vote in the meetings of the Supervisory Board.

(5)	The Supervisory Board shall have a quorum when at least the majority of the members of the Supervisory Board are participating in the meeting.

(6)	Resolutions shall require the majority of the votes cast. In the case of a tied vote, the deciding vote shall be that of the chairman or, if the chairman is not participating in adoption of the resolution, that of the deputy. The foregoing provisions shall apply analogously in the case of a vote according to Par. 3.

(7)	Written minutes of the meetings of the Supervisory Board shall be kept and shall be signed by the meeting chairman. The chairman of the Supervisory Board shall be required to sign the written minutes of resolutions adopted by mail, telegraph, telephone or fax.

§ 14

Remuneration of the Supervisory Board

(1)	For their service, the members of the Supervisory Board shall receive a remuneration, to be determined by a shareholders’ resolution, which may be paid in cash or also by the grant of stock options.

(2)	The company shall reimburse the Supervisory Board members for cash outlays related to their Supervisory Board activity. Sales tax shall be reimbursed by the company provided the members of the Supervisory Board have the right to bill the company separately for sales tax, and provided they exercise this right.

§ 15

Secrecy obligation

(1)	The Supervisory Board members shall be obligated to maintain silence regarding confidential information and secrets of the company, especially business and trade secrets, that have become known to them through their activity. Persons who are present at meetings of the Supervisory Board but are not Supervisory Board members shall be expressly sworn to secrecy.

(2)	If a Supervisory Board member intends to transmit information to third parties, he shall be required to report this beforehand to the Supervisory Board and to the Management Board, while identifying the persons to whom the information is to be given. Before transmittal of the information, the Supervisory Board and the Management Board shall be given the opportunity to express an opinion as to whether transmittal of the information is compatible with Par. 1. The opinion shall be delivered by the chairman of the Supervisory Board and by the chief executive officer.

(3)	The Supervisory Board members shall be bound by the secrecy obligation defined in the foregoing paragraphs even after their resignation.

V.

The General Meeting of Shareholders

§ 16

Call for meetings

(1)	The General Meeting of Shareholders shall be called by the Management Board or, in the cases provided by law, by the Supervisory Board.

(2)	The call must be announced at least thirty days before that day by the end of which the shareholders have to register prior to the Meeting (see § 17).

(3)	The General Meeting of Shareholders shall be held at the registered office of the company or on the premises of a German securities exchange.

(4)	If permitted by law, the General Meeting of Shareholders may be transmitted by audio and video means. Prior to each General Meeting of Shareholders, the Management Board shall decide on the media, manner and scope of transmission, subject to approval of the Supervisory Board. The planned transmission shall be mentioned in the invitation to the General Meeting of Shareholders.

§ 17

Right to participate

(1)	Shareholders who intend to participate in the General Meeting or to exercise the right to vote must register prior to the Meeting. The registration must be completed in text form in the German or English language at the latest by the end of the seventh day prior to the date of the General Meeting (§126 b German Civil Code).

(2)	The shareholders must also prove their right to participate in the General Meeting or to exercise the right to vote. This has to be done by the end of the seventh day prior to the date of the General Meeting by submission, prepared in text form (§126 b German Civil Code) in the German or English language, of a proof of the percentage ownership by the custodian credit or financial services institution. The proof has to refer to the legally stipulated point in time prior to the General Meeting.

(3)	The company may also approve participation in the General Meeting by means of electronic or other media, provided this is legally permissible.

(4)	The particulars about deposition of the shares and about issuance of admission tickets shall be announced in the invitation.

(5)	The shareholder shall also have the right to exercise his voting right through a proxy holder. The proxy may be assigned either in writing or by an electronic channel to be determined in more detail by the company. The particulars governing assignment of proxies shall be announced together with the call for the General Meeting of Shareholders in the publications named in the Articles of Association.

§ 18

Meeting control

(1)	The chairman of the Supervisory Board shall be appointed to chair the General Meeting of Shareholders. He shall be responsible for controlling the meeting. If he is indisposed, he shall designate another Supervisory Board member, who shall perform this duty. If the chairman is indisposed and has not designated anyone as his substitute, a Supervisory Board member elected by the shareholders’ representatives shall control the General Meeting.

(2)	The meeting chairman may change the order of business from that announced in the agenda. Furthermore, he shall decide on the type and form of voting.

(3)	The meeting chairman may impose reasonable limits on the time allotted to questions and statements by the shareholders. In particular, he shall be authorized, at the beginning of the General Meeting or during the course thereof, to impose a reasonable time frame for the entire course of the General Meeting, for the individual agenda items or for the individual speakers.

VI.

Annual financial statement, appropriation of profits

§ 19

Business report, annual financial statement, appropriation

(1)	Within the first 3 (three) months of each fiscal year, the Management Board shall be required to draw up the annual financial statement and the situation report for the past fiscal year and to submit them to the auditor. The records shall be drawn up and audited in accordance with the rules of Book 3 of the Commercial Code for large corporations. Immediately after receiving the audit report from the auditor, the Management Board shall be required to submit the annual financial statement, the situation report and the audit report of the auditor to the Supervisory Board, together with a proposal for a shareholders’ resolution on appropriation of the net profit for the year.

(2)	The Supervisory Board shall be required to examine the annual financial statement, the situation report and the proposal for appropriation of the net profit for the year and to report its findings in writing to the General Meeting of Shareholders. It shall be required to deliver its report to the Management Board within one month after receipt of the provisional documents. If the Supervisory Board accepts the annual financial statement after having examined it, this report shall be deemed to be approved, unless the Management Board and Supervisory Board resolve to leave approval of the annual financial report to the General Meeting of Shareholders.

VII.

Final provisions

§ 20

Founding expenses, conversion expenses

(1)	The company shall pay for the expenses in the amount of DM 2,500, incurred by it or by its founding members as provided by law (§ 8 Par. 1 of the founding Articles of Incorporation of the GmbH [limited-liability company]).

(2)	The company shall pay for the conversion expenses in the amount of DM 50,000.